Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2024, with respect to the financial statements of Biodesix, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Denver, Colorado

April 23, 2024